10.2

FILED
2012 MAR 14 AM 11:04
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

**Articles of Amendment
to
Articles of Incorporation
of**

MARY FEED & SUPPLIES INC.

(Name of Corporation as currently filed with the Florida Dept. of State)

P08000072163

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this *Florida Profit Corporation* adopts the following amendment(s) to its Articles of Incorporation:

A. **If amending name, enter the new name of the corporation:**

NOT APPLICABLE

The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."

B. **Enter new principal office address, if applicable:**
(Principal office address MUST BE A STREET ADDRESS)

NOT APPLICABLE

C. **Enter new mailing address, if applicable:**
(Mailing address MAY BE A POST OFFICE BOX)

NOT APPLICABLE

D. **If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:**

Name of New Registered Agent NOT APPLICABLE

(Florida street address)

New Registered Office Address: NOT APPLICABLE, Florida 33432
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:
P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change ____ Add ____ Remove	______	NOT APPLICABLE	
2) ____ Change ____ Add ____ Remove	______	NOT APPLICABLE	
3) ____ Change ____ Add ____ Remove	______	NOT APPLICABLE	
4) ____ Change ____ Add ____ Remove	______	NOT APPLICABLE	
5) ____ Change ____ Add ____ Remove	______	NOT APPLICABLE	
6) ____ Change ____ Add ____ Remove	______	NOT APPLICABLE	

E. **If amending or adding additional Articles, enter change(s) here:**
(attach additional sheets, if necessary). (Be specific)

Article IV is deleted in its entirety and replaced with the following:

Article IV

The total number of shares the Corporation is authorized to issue is 100,000,000 shares, of which 90,000,000 shall be common shares and 10,000,000 shall be preferred shares with such rights, preferences and designations as determined by the Board of Directors.

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(if not applicable, indicate N/A)

Not Applicable

The date of each amendment(s) adoption: February 29, 2012

Effective date **if applicable**: Upon filing with the Florida Secretary of State

(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

■ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."

(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated February 29, 2012

Signature Lazaro Roig

(By a director, *president or other officer* – *if directors or officers have* not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Lazaro Roig

(Typed or printed name of person signing)

President Lazaro Roig

(Title of person signing)